UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2025

CANDEL THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40629	52-2214851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Kendrick St., Suite 450 Needham, MA		02494
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 916-5445

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CADL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2025, the board of directors (the “Board”) of Candel Therapeutics, Inc. (the “Company”) unanimously appointed Charles Schoch as the Company’s Chief Financial Officer, effective June 20, 2025 (the “Effective Date”). Mr. Schoch will continue to serve as the Company’s principal financial officer and principal accounting officer.

Mr. Schoch, age 40, had been serving as the Company’s interim Chief Financial Officer since January 2024. Mr. Schoch joined the Company in November 2021 and has served in various financial reporting and accounting positions of increasing responsibility. Prior to joining the Company, Mr. Schoch was the corporate controller at Corbus Pharmaceuticals Holdings Inc. (Nasdaq: CRBP) from September 2020 to November 2021 and previously worked in the health industry assurance practice of PricewaterhouseCoopers LLP from September 2013 to August 2020. Mr. Schoch holds an M.B.A. and M.S.A. from Northeastern University and a B.S. in Business Administration with a concentration in Finance from Elon University.

In connection with Mr. Schoch’s appointment as Chief Financial Officer, effective as of the Effective Date, Mr. Schoch’s annual base salary has been increased to $440,000, and he is eligible for an annual bonus with a target amount of 40% of his base salary. Mr. Schoch has been granted an option to purchase 50,000 shares of the Company’s common stock, at an exercise price equal to the fair market value of such shares on the date of grant (the “Equity Award”). 25% of the Equity Award will vest and become exercisable on the one-year anniversary of the Effective Date, and the balance of the Equity Award will vest in equal installments over the next 36 months thereafter, subject to Mr. Schoch’s continued employment. Mr. Schoch is also eligible to participate in the Company’s employee benefit plans available to its employees, subject to the terms of those plans.

There is no arrangement or understanding between Mr. Schoch and any other person pursuant to which Mr. Schoch was selected as an officer. There are no family relationships between Mr. Schoch and any of the Company’s directors or executive officers. Mr. Schoch has not had an interest in any transaction since the beginning of the Company’s last fiscal year, or any currently proposed transaction, that requires disclosure pursuant to Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

On June 23, 2025, the Company issued a press release announcing the appointment of Mr. Schoch as the Company’s Chief Financial Officer. A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated herein by reference. The information in this Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K are furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report on Form 8-K, regardless of any general incorporation language in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated June 23, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Candel Therapeutics, Inc.

Date: June 23, 2025	By:	/s/ Paul Peter Tak
Paul Peter Tak, M.D., Ph.D., FMedSci
President and Chief Executive Officer